AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
AND INTERESTS PURCHASE AGREEMENT

This Amendment (this “Amendment”) is entered into as of May 12, 2008, by and among FORTISSIMO ACQUISITION CORP., a Delaware corporation (“Parent”); FAC ACQUISITION SUB CORP., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); PSYOP, INC., a New York corporation (the “Company”); PSYOP SERVICES, LLC, dba Blacklist (“Blacklist”); JUSTIN BOOTH-CLIBBORN, HEJUNG MARIE HYON, JUSTIN LANE, KYLIE MATULICK, EBEN MEARS, ROBERT TODD MUELLER, SAMUEL SELINGER, MARCO SPIER AND CHRISTOPHER STAVES (individually, a “Stockholder” and collectively, the “Stockholders”); and JUSTIN BOOTH-CLIBBORN (the “Stockholders’ Representative”) as agent and attorney-in-fact for each Stockholder.

WHEREAS, the parties to this Amendment are parties to the Agreement and Plan of Merger and Interests Purchase Agreement, dated as of January 15, 2008 (the “Merger Agreement”), by and among Parent, Merger Sub, the Company, Blacklist, the Stockholders and the Stockholders’ Representative;

WHEREAS, the parties to this Amendment wish to make certain modifications to the Merger Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Merger Agreement as set forth below:

1.  Definitions. Unless otherwise specified, capitalized terms used and not otherwise defined in this Amendment shall have the same meanings as set forth in the Merger Agreement.

2.  Interpretation. The rules of construction set forth in Section 1.02 of the Merger Agreement shall apply mutatis mutandis to this Amendment as if set forth in full in this Section 2.

3.  Amendment to Section 1.01; Definition of Blacklist Interests Amount. The definition of Blacklist Interests Amount is hereby replaced in its entirety with the following:

“Blacklist Interests Amount” means $1,500,000.

4.  Amendment to Section 1.01; Definition of Cash Escrow Amount. The definition of Cash Escrow Amount is hereby replaced in its entirety with the following:

“Cash Escrow Amount” means Four Hundred Fourteen Thousand and Eight Dollars ($414,008) to be deposited with the Escrow Agent to be held in escrow subject to the terms and conditions of the Escrow Agreement.

5.  Amendment to Section 1.01; Definition of Cash Merger Consideration. The definition of Cash Merger Consideration is hereby replaced in its entirety with the following:

“Cash Merger Consideration” means $2,640,079.

6.  Amendment to Section 2.04(a). Section 2.04(a) of the Merger Agreement is hereby replaced in its entirety with the following:

(a) Consideration. The aggregate consideration to be paid by Parent and Merger Sub in respect of the Subsidiary Merger and the Upstream Merger hereunder shall consist of (i) the Stock Merger Consideration, and (ii) the Cash Merger Consideration (collectively, the “Merger Consideration”), (iii) the Cash Bonus Consideration, if any, as described in Section 2.07, (iv) the Contingent Consideration, if any, as described in Section 2.13, and (v) the Additional Consideration, if any, as described in Section 2.14. Each share of Company Common Stock and Company Class B Common Stock issued and outstanding immediately prior to the Effective Time (excluding treasury stock and those owned by any wholly-owned subsidiary of the Company) and all right in respect thereof shall automatically be canceled and retired and shall forthwith cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Class B Common Stock shall cease to have any rights with respect thereto, except, in the case of Company Common Stock and Company Class B Common Stock, the right to receive a portion of the Merger Consideration as provided in Section 2.04(c) and Section 2.04(d) below, the right to potentially receive a portion of the Cash Bonus Consideration as provided in Section 2.07 below, the right to potentially receive a portion of the Contingent Consideration as described in Section 2.13 below and the right to potentially receive a portion of the Additional Consideration as described in Section 2.14 below.

7.  Amendment to Section 2.04(c). Section 2.04(c) of the Merger Agreement is hereby replaced in its entirety with the following:

(c)  Company Common Stock. At the Effective Time and on the terms and subject to the conditions of this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Subsidiary Merger and without any action on the part of Parent, Merger Sub, or the Company, be cancelled and shall be converted into the right to receive the portions of the Merger Consideration, the Cash Bonus Consideration, the Contingent Consideration and the Additional Consideration as set forth in the Merger Consideration Allocation Certificate.

8.  Amendment to Section 2.04(d). Section 2.04(d) of the Merger Agreement is hereby replaced in its entirety with the following:

(d) Company Class B Common Stock. At the Effective Time and on the terms and subject to the conditions of this Agreement, each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Subsidiary Merger and without any action on the part of Parent, Merger Sub, or the Company, be converted into the right to receive the portions of the Merger Consideration, the Cash Bonus Consideration, the Contingent Consideration and the Additional Consideration as set forth in the Merger Consideration Allocation Certificate.

9.  Amendment to Section 2.04(f). Section 2.04(f) of the Merger Agreement is hereby replaced in its entirety with the following:

(f) Company Capitalization Schedules. On the Closing Date, the Company shall deliver to Parent and Merger Sub separate schedules reflecting (i) a true and complete list of record holders of the issued and outstanding Company Common Stock, including the number of shares of Common Stock held by such record holders, and (ii) a true and complete list of record holders of the issued and outstanding Company Class B Common Stock, including the number of shares of each series of Company Class B Common Stock held by such record holders. Prior to Parent making payment of the Merger Consideration, the Company shall execute and deliver to Parent a certificate setting forth the good faith calculation of the Company of the Per Share Merger Consideration, the aggregate Per Share Merger Consideration, the percentage of the Cash Bonus Consideration, the percentage of the Contingent Consideration and the percentage of the Additional Consideration payable to each of the holders of Company Common Stock and Company Class B Common Stock (the “Merger Consideration Allocation Certificate”). The Merger Consideration Allocation Certificate shall be deemed to be a representation and warranty of the Company hereunder. In no event shall Parent be required to transfer the Merger Consideration unless and until the Merger Consideration Allocation Certificate has been executed and delivered by the Company and approved by Parent. Parent shall be entitled to rely entirely upon the Merger Consideration Allocation Certificate in connection with making payment of the Merger Consideration and no holder of Company Common Stock or Company Class B Common Stock shall be entitled to make any claim in respect of the allocation of the Merger Consideration made by Parent to or for the benefit of any holder of Company Common Stock or Company Class B Common Stock to the extent that the payment is made in a manner consistent with the Merger Consideration Allocation Certificate.

10.  Amendment to Section 2.07. Section 2.07 of the Merger Agreement is hereby replaced in its entirety with the following:

Section 2.07. Cash Bonus Consideration. In addition to the Merger Consideration, Parent shall pay to the Stockholders, on a pro rata basis, a cash bonus relating to the financial performance of the Company for each of the fiscal years ended December 31, 2008 and December 31, 2009 of up to $3,000,000, respectively. With respect to each of these fiscal years, each Stockholder shall be eligible to receive a cash bonus calculated as follows (terms not defined in the Merger Agreement itself are defined in Exhibit A hereto):

(a) If the Actual EBITDA Percentage for such fiscal year equals or exceeds 100% of the Annual EBITDA Target for such fiscal year, then such Stockholder shall receive an amount in cash equal to such Stockholder’s pro rata share of $3,000,000 for such fiscal year.

(b) If the Actual EBITDA Percentage for such fiscal year equals or exceeds 90% and is less than 100% of the Annual EBITDA Target for such fiscal year, then such Stockholder shall receive an amount in cash equal to such Stockholders’ pro rata share of the product of (A) $3,000,000 and (B) (i) the Actual EBITDA for such fiscal year divided by (ii) the Annual EBITDA Target for such fiscal year.

(c) If the Actual EBITDA Percentage for such fiscal year is less than 90% of the Annual EBITDA Target for such fiscal year, then such Stockholder shall receive no cash bonus for such fiscal year.

(d) Notwithstanding the foregoing, if the Company achieves more than 50% but less than 100% of the specified EBITDA milestone for 2008, and if the Company achieves in excess of 100% of the specified EBITDA milestone for 2009, then such Stockholder will receive his or her pro rata share of a “catch-up” bonus payment for 2008, calculated as described below. The “catch-up pro rata percentage” shall be equal to a fraction, the numerator of which is the dollar amount by which the Company’s 2009 actual EBIDTA exceeds the specified EBITDA milestone for 2009 and the denominator of which shall be the dollar amount by which the Company’s 2008 actual EBIDTA falls short of the specified EBITDA milestone for 2008, provided, however, that under no circumstances shall the “catch-up pro rata percentage” exceed 100%. If the Company achieves more than 50%, but less than 75%, of the specified EBITDA milestone for 2008, and if the Company achieves in excess of 100% of the specified EBITDA milestone for 2009, then such Stockholder will receive his or her pro rata share, following the determination of the Company’s 2009 year-end financial results, of a cash bonus payment in an amount equal to the product of (A) the catch-up pro rata percentage and (B) $3,000,000, up to a maximum of $2,250,000. If the Company achieves 75% or more, but less than 100%, of the specified EBITDA milestone for 2008, and if the Company achieves in excess of 100% of the specified EBITDA milestone for 2009, then such Stockholder will receive his or her pro rata share, following the determination of the Company’s 2009 year-end financial results, of a cash bonus payment in an amount equal to the product of (A) the catch-up pro rata percentage and (B) $3,000,000, up to a maximum of $3,000,000; provided, however, that under no circumstances will the aggregate amount of the 2008 EBITDA cash bonus consideration (aggregating both amounts paid following the determination of the Company’s 2008 year-end financial results and amounts paid following the determination of the Company’s 2009 year-end financial results) exceed $3,000,000.

(e) The Annual EBITDA Target for each of the fiscal years ended December 31, 2008 and December 31, 2009 are set forth in Table A of Exhibit A to this Agreement.

11.  Amendment to Section 2.13(b). Section 2.13(b) of the Merger Agreement is hereby replaced in its entirety with the following:

(b) In addition to the Merger Consideration and the Stock Contingent Consideration paid at the Closing, Parent shall pay to the Stockholders additional, aggregate contingent consideration in cash in an amount up to (i) the amount of the Maximum Revenue Contingent Cash and (ii) the amount of Maximum EBITDA Contingent Cash, in each case calculated in accordance with the terms set forth in Exhibit A of this Agreement (the amount of contingent cash payments, if any, made pursuant to this subsection of the Agreement referred to collectively as the “Cash Contingent Consideration” and, together with the Stock Contingent Consideration, the “Contingent Consideration”).

12.  Addition of Subsection (c) to Section 2.13. The following provision is hereby added as subsection (c) to Section 2.13 of the Merger Agreement to read in its entirety as follows:

(c) Notwithstanding anything to the contrary contained in this Agreement or in Exhibit A to this Agreement, the calculation of the Contingent Consideration pursuant to this Section 2.13 shall include the financial results of operations of the business of the Company and the financial results of operations of any businesses or divisions that the Company shall acquire at any point in time following the Closing Date, unless the board of directors determines otherwise after evaluating the impact of each acquisition on the Company.

13.  Amendment to Section 5.07(b). Section 5.07(b) of the Merger Agreement is hereby replaced in its entirety with the following:

(b)  Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Complete and correct copies of the charter documents of Merger Sub, as amended and currently in effect, have been delivered to the Company or its counsel. Merger Sub is not in violation of any of the provisions of the Merger Sub’s charter documents.

14.  Amendment to Section 6.01(d). Section 6.01(d) of the Merger Agreement is hereby replaced in its entirety with the following:

(d)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

15.  Amendment to Section 6.01(h). Section 6.01(h) of the Merger Agreement is hereby replaced in its entirety with the following:

(h)  pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, and with respect to the Company only, such payment of liabilities reflected or reserved against on the audited consolidated balance sheet of the Company dated as of December 31, 2007 previously presented to Parent and only to the extent of such reserves;

16.  Amendment to Section 6.22. Section 6.22 of the Merger Agreement is hereby replaced in its entirety with the following:

Section 6.22. [intentionally omitted]

17.  Amendment to Section 9.05. Section 9.05 of the Merger Agreement is hereby replaced in its entirety with the following:

Section 9.05. Threshold for Damages. Except in the case of Damages in respect of fraud, the representations set forth in Section 3.03 (Capitalization), Section 3.09 (Employee and Labor Matters), Section 3.12 (Environmental Matters), Section 3.14 (Taxes), Section 4.03 (Title to Shares/Membership Interests), Section 5.02 (Capitalization), Section 5.13 (Employee Benefit Plans), Section 5.17 (Taxes) and Section 5.18 (Environmental Matters), an Indemnified Person may not make a claim for Damages until the aggregate amount of claims by Indemnified Persons exceeds $250,000; provided, however, that once the aggregate amount of Damages of Indemnified Persons exceed such threshold amount, then the Indemnified Persons shall have the right to recover the full amounts due without regard to the threshold. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Stockholders or the Company shall be disregarded.

18.  Amendment to Schedule 6.06(i). Schedule 6.06(i) of the Merger Agreement is hereby replaced in its entirety with the following:

Allocation Schedule

Checking / Savings	$122,652
Accounts Receivable	118,876
Undeposited Funds	90,967
Total Current Assets	332,495
Goodwill	835,010
Total	$1,500,000

19.  Amendment to Exhibit A; Definition of EBITDA. The definition of EBITDA is hereby replaced in its entirety with the following:

“EBITDA” means earnings before interest, taxes, depreciation and amortization, as calculated in accordance with GAAP to the extent that GAAP applies; provided, however, that with respect to the calculation of Actual EBITDA for the Annual Contingent Consideration Period ending December 31, 2008, EBITDA shall be adjusted to exclude the following items from expenses: (i) up to an aggregate of $750,000 in costs incurred by the Company in connection with (A) the Closing and (B) those legal, accounting and other similar costs incurred by the Company solely as a result of its operation as a public company; (ii) up to an aggregate of $375,000 of general and administrative costs incurred in connection with the establishment of a new office in Los Angeles, CA; (iii) up to an aggregate of $330,000 in costs associated with market research and investments in new business initiatives; and (iv) the Black-Scholes valuation of any stock-based awards granted during 2008 under the equity incentive plan that will be implemented, subject to stockholder approval, at the time of the consummation of the Merger; and provided further that with respect to the calculation of Actual EBITDA for the Annual Contingent Consideration Periods ending December 31, 2009 and December 31, 2010, EBITDA shall be adjusted to exclude from expenses the Black-Scholes valuation of any stock-based awards granted during 2008, 2009 or 2010, as applicable, under the equity incentive plan that will be implemented, subject to stockholder approval, at the time of the consummation of the Merger.

20.  Addition of Definition of Maximum EBITDA Target to Exhibit A. The following provision is hereby added as the definition of Maximum EBITDA Target to Exhibit A of the Merger Agreement to read in its entirety as follows:

“Maximum EBITDA Target” means 125% of the Annual EBITDA Target for each of Annual Contingent Consideration Periods ending December 31, 2008, December 31, 2009 and December 31, 2010.

21.  Addition of Definition of Minimum EBITDA Target to Exhibit A. The following provision is hereby added as the definition of Minimum EBITDA Target to Exhibit A of the Merger Agreement to read in its entirety as follows:

“Minimum EBITDA Target” means 85% of the Annual EBITDA Target for each of Annual Contingent Consideration Periods ending December 31, 2008, December 31, 2009 and December 31, 2010.

22.  Addition of Definition of Maximum Revenue Target to Exhibit A. The following provision is hereby added as the definition of Maximum Revenue Target to Exhibit A of the Merger Agreement to read in its entirety as follows:

“Maximum Revenue Target” means 125% of the Annual Revenue Target for each of Annual Contingent Consideration Periods ending December 31, 2008, December 31, 2009 and December 31, 2010.

23.  Addition of Definition of Minimum Revenue Target to Exhibit A. The following provision is hereby added as the definition of Minimum Revenue Target to Exhibit A of the Merger Agreement to read in its entirety as follows:

“Minimum Revenue Target” means 90% of the Annual Revenue Target for the Annual Contingent Consideration Period ending December 31, 2008, and 85% of the Annual Revenue Target for each of the Annual Contingent Consideration Periods ending December 31, 2009 and December 31, 2010.

24.  Amendment to Section 2(a)(i)(1). Section 2(a)(i)(1) of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

1)
If revenue, as calculated in accordance with GAAP, for an Annual Contingent Consideration Period (the “Actual Revenue”) equals or exceeds the Maximum Revenue Target for such fiscal year, then (1) the number of shares of Parent Common Stock equal to the Maximum Revenue Contingent Stock for such Stockholder with respect to such fiscal year, as set forth in Table B, shall vest and (2) such Stockholder shall receive an amount in cash equal to such Stockholder’s Maximum Revenue Contingent Cash with respect to such fiscal year, as set forth in Table B.

25.  Amendment to Section 2(a)(i)(2). Section 2(a)(i)(2) of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

2)
If the Actual Revenue for a fiscal year equals or exceeds the Minimum Revenue Target and is less than the Maximum Revenue Target for such fiscal year, then (1) with respect to each Stockholder, a number of shares of Parent Common Stock shall vest equal to the product of (A) such Stockholder’s Maximum Revenue Contingent Stock for such fiscal year, as set forth in Table B, and (B) (i) the Actual Revenue for such fiscal year divided by (ii) 125% of the Annual Revenue Target for such fiscal year (the “Annual Revenue Percentage”) and (2) each Stockholder shall receive an amount in cash equal to the product of (A) the Stockholder’s respective Maximum Revenue Contingent Cash for such fiscal year, as set forth in Table B, and (B) the Annual Revenue Percentage for such fiscal year; and any remainder of such Stockholder’s Maximum Revenue Contingent Stock or Maximum Revenue Contingent Cash shall be forfeited.

26.  Amendment to Section 2(a)(i)(3). Section 2(a)(i)(3) of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

3)
If the Actual Revenue for a fiscal year is less than the Minimum Revenue Target for such fiscal year, then (1) none of a Stockholder’s Maximum Revenue Contingent Stock for such fiscal year shall vest and all such shares shall be forfeited and (2) no Stockholder shall receive any cash payment with respect to his or her Maximum Revenue Contingent Cash for such fiscal year and such Maximum Revenue Contingent Cash shall be forfeited.

27.  Amendment to Section 2(a)(ii)(1). Section 2(a)(ii)(1) of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

1)
If Actual EBITDA for an Annual Contingent Consideration Period  equals or exceeds the Maximum EBITDA Target for such fiscal year, then (1) the number of shares of Parent Common Stock equal to the Maximum EBITDA Contingent Stock for such fiscal year with respect to such Stockholder, as set forth on Table C, shall vest and (2) such Stockholder shall receive an amount in cash equal to such Stockholder’s Maximum EBITDA Contingent Cash for such fiscal year, as set forth in Table C.

28.  Amendment to Section 2(a)(ii)(2). Section 2(a)(ii)(2) of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

2)
If the Actual EBITDA for a fiscal year equals or exceeds the Minimum EBITDA Target and is less than the Maximum EBITDA Target for such fiscal year, then (1) with respect to each Stockholder, a number of shares of Parent Common Stock shall vest equal to the product of (A) such Stockholder’s Maximum EBITDA Contingent Stock for such fiscal year, as set forth on Table C, and (B) (i) the Actual EBITDA for such fiscal year divided by (ii) 125% of the Annual EBITDA Target for such fiscal year (the “Annual EBITDA Percentage”) and (2) each Stockholder shall receive an amount in cash equal to the product of (A) the Stockholder’s respective Maximum EBITDA Contingent Cash for such fiscal year, as set forth on Table C, and (B) the Annual EBITDA Percentage for such fiscal year; and any remainder of such Stockholder’s Maximum EBITDA Contingent Stock or Maximum EBITDA Contingent Cash shall be forfeited.

29.  Amendment to Section 2(a)(ii)(3). Section 2(a)(ii)(3) of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

3)
If the Actual EBITDA for a fiscal year is less than the Minimum EBITDA Target for such fiscal year, then (1) none of a Stockholder’s Maximum EBITDA Contingent Stock for such fiscal year shall vest and all such shares shall be forfeited and (2) no Stockholder shall receive any cash payment with respect to his or her Maximum EBITDA Contingent Cash for such fiscal year and such Maximum EBITDA Contingent Cash shall be forfeited.

30.  Amendment to Footnote 1 to Table A of Exhibit A. Footnote 1 to Table A of Exhibit A of the Merger Agreement is hereby replaced in its entirety with the following:

1 The numbers in these tables assume (1) $5.77 stock price (although the actual price used for this calculation will be the Trailing Closing Average Price), (2) $11M total contingent consideration ($4M in 2008, $4M in 2009 and $3M in 2010), (3) cash/stock split = 1/3 and 2/3, (4) Revenue/EBITDA split = 1/2 and 1/2. Numbers in tables B and C don’t add due to rounding.

31.  Conflict. In the event of conflict between this Amendment and the Merger Agreement, this Amendment shall prevail.

32.  No Other Amendment. Except as expressly provided in this Amendment, no other amendments to the Merger Agreement are made by this Amendment.

33.  Continuing Effectiveness. Except as amended by this Amendment, the Merger Agreement shall continue in full force and effect in accordance with its terms.

34.  Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York other than conflicts of law principles thereof directing the application of any law other than that of New York.

35.  Counterparts; Facsimiles. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment or have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

FORTISSIMO ACQUISITION CORP.

By:	/s/ Yuval Cohen / /s/ Marc Lesnick
Name: Yuval Cohen / Marc Lesnick
Title: CEO / V.P.

FAC ACQUISITION SUB CORP.

By:	/s/ Yuval Cohen / /s/ Marc Lesnick
Name: Yuval Cohen / Marc Lesnick
Title: CEO / V.P.

PSYOP, INC.

By:	/s/ Eben Mears
Name: Eben Mears
Title: President

PSYOP SERVICES, LLC

By:	/s/ Eben Mears
Name: Eben Mears
Title: President

/s/ Justin Booth-Clibborn
JUSTIN BOOTH-CLIBBORN

/s/ Hejung Marie Hyon
HEJUNG MARIE HYON

/s/ Justin Lane
JUSTIN LANE

/s/ Kylie Matulick
KYLIE MATULICK

/s/ Eben Mears
EBEN MEARS

/s/ Robert Todd Mueller
ROBERT TODD MUELLER

/s/ Samuel Selinger
SAMUEL SELINGER

/s/ Marco Spier
MARCO SPIER

/s/ Christopher Staves
CHRISTOPHER STAVES

STOCKHOLDERS’ REPRESENTATIVE

By:	/s/ Justin Booth-Clibborn
Justin Booth-Clibborn